Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063,  333-26927, 333-35707, 333-35709, 333-45155, 333-45227, and 333-49405
on Form S-3, and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322,
33-93372,  33-75684,   33-80834,   33-74068,   33-41823,  33-48175,   333-09633,
333-09655, 333-09637, 333-22003, 333-30649, 333-42503,  333-34517-2,  333-42549,
333-45183, 333-47537 and 333-69505 on Form S-8 of our report dated May 10, 1999,
(which expresses an unqualified opinion and includes explanatory paragraphs relating to certain litigation as described in Note 18, and the change in the method of recognizing revenue and membership solicitation costs as described in
Note 2) appearing in this Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
May 10, 1999